EXHIBIT (j)(9)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 89 to the Registration Statement on Form N-1A of our report dated February 27, 2007 relating to the financial statements and supplementary data of the Capital Growth Portfolio (the "Portfolio"), which appears in the December 31, 2006 Annual Report to Shareholders of the Portfolio, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts April 24, 2008